EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statements listed below of our report dated March 29, 2005, with respect to the consolidated financial statements and schedule of Paxson Communications Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.
•	Registration Statement (Form S-8 No. 333-72623) pertaining to Paxson Communication Corporation’s 1998 Stock Incentive Plan
•	Registration Statement (Form S-8 No. 333-60452) pertaining to Paxson Communication Corporation’s 1998 Stock Incentive Plan
•	Registration Statement (Form S-8 No. 333-105797) pertaining to Paxson Communication Corporation’s 1998 Stock Incentive Plan
•	Registration Statement (Form S-8 No. 333-20163) pertaining to Paxson Communication Corporation’s 1996 Stock Incentive Plan
•	Registration Statement (Form S-3 No. 333-75572) pertaining to the resale of 200,000 shares of Class A Common Stock and related Prospectus

/s/ Ernst & Young LLP Certified Public Accountants
West Palm Beach, Florida
March 21, 2006